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                                                                    EXHIBIT 1.05

                               RETROSPETTIVA, INC.
                                  500,000 UNITS


                             UNDERWRITING AGREEMENT


Kensington Securities, Inc.                                  September ___, 1997
Gunn Allen Financial, Inc.
c/o Kensington Securities, Inc.
4110 North Scottsdale Road, Suite 355
Scottsdale, AZ 85251

On behalf of the Several
Underwriters named in
Schedule I attached hereto

Ladies and Gentlemen:

     Retrospettiva, Inc., a California corporation (the "Company"), proposes to issue and sell to you and the other underwriters named in Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives, an aggregate of 500,000 units (the "Firm Units"), each unit ("Unit") consisting of two (2) shares of the Company's no par value Common Stock (the "Common Stock"), and one Redeemable Common Stock Warrant entitling the holder thereof to purchase for $7.50, one share of Common Stock for a term of five (5) years from the effective date of the Registration Statement described below in Section 1(a). The terms of the Units and the components of the Units shall be as described in the Registration Statement. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Units, the Company proposes to grant to the Underwriters an option to purchase up to an additional 75,000 Units (the "Option Units"). The Company further agrees to sell and issue (i) to Kensington Securities, Inc., as Representative, a five-year warrant to purchase for $14.40 per Unit an aggregate of 25,000 Units, and (ii) to Gunn Allen Financial, Inc., as Representative, a five year warrant to purchase for $14.40 per Unit an aggregate of 25,000 Units. The warrants to be issued to the Representatives shall be hereinafter referred to as the "Representatives' Warrants" and the Units underlying the Representatives' Warrants shall be hereinafter referred to as the "Representatives' Warrants Units." Each Representatives' Warrants Unit consists of two (2) shares of Common Stock and one Redeemable Warrant ("Underlying Warrant"). The terms and conditions of the Representatives' Warrants, Representatives' Warrants Units and Underlying Warrants, including the purchase price thereof, shall be as set forth in the form of Representatives' Warrants filed as an exhibit to the Registration Statement.

     The Firm Units, any Option Units purchased pursuant to this Agreement and the Representatives' Warrants Units are collectively called herein the "Units" and the Warrants

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included in the Units and the Representatives' Warrants are collectively called herein the "Warrants." The shares of Common Stock issuable upon exercise of the Warrants are collectively called the "Warrant Shares" and the Warrant Shares, together with the shares of Common Stock included in the Units, are collectively called the "Shares."

     You have advised the Company that you intend to purchase the Firm Units, and that you have been authorized to execute this Agreement. The Company confirms the agreements made by it with respect to the purchase of the Firm Units by the Underwriters, as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to, and agrees with, the Underwriters that:

     (a) A registration statement (File No. 333-29295) on Form SB-2 relating to the public offering of the Units, Warrants and Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A, or so utilized from and after the date on which it shall have been filed or utilized and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date (the "Effective Date") of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

     (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (defined above), (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations, (ii) there will be no stop order of the Commission, any court of competent jurisdiction or the securities administrator of any state in which the Units, Warrants and Shares have been, or are to be, registered or qualified, in effect, pending or threatened with respect to the effectiveness of the Registration Statement or the distribution of the Prospectus and (iii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no


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representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting", and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and corporate authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition.

     (d) The authorized capital stock of the Company as of the date of the Prospectus, as set forth under "Description of Securities" in the Prospectus, was 15,000,000 shares of Common Stock, no par value per share, of which not more than 2,000,000 shares will be issued and outstanding or subject to outstanding options or warrants as of the Effective Date and 1,000,000 shares of Preferred Stock, no par value per share, of which no shares will be issued and outstanding. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Preferred Stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

     (e) The Units and the Representatives' Warrants and their respective components upon issuance and delivery and payment therefor in the manner contemplated by this Agreement will be duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock are not subject to preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Units, Warrants or Shares, as contemplated in this Agreement and the Representatives' Warrants, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company, except as described in the Registration Statement.

     (f) All offers and sales of the Company's capital stock prior to the date hereof, other than pursuant to effective registration statements under the Act, were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue


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Sky laws, or the relevant statutes of limitations have expired, or civil liability therefor has been eliminated by an offer to rescind.

     (g) This Agreement, including the Representatives' Warrants, the agreement between the Company and the warrant agent (the "Warrant Agreement") and the other agreements of the Company provided for herein, have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except insofar as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Units, Warrants and Shares have been duly authorized for issuance and sale, and, when issued pursuant to this Agreement and the Representatives' Warrants against payment of the consideration therefor, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock and not subject to preemptive rights.

     (h) Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company.

     (i) Subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the


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Prospectus; and the Company owns or leases all such properties described in the prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

     (j) A.J. Robbins, P.C., who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

     (k) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

     (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated or contemplated therein: (i) there has not been any material adverse change in the condition of the Company and its subsidiaries, taken as a whole, financial and otherwise, or in the earnings, business prospects or current operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have not been any material transactions entered into by the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any material change in the capital stock or material increase in the long-term indebtedness of the Company; (iv) no action, suit or proceeding at law or in equity and no governmental or regulatory proceeding has occurred or is pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or the business, operations, financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole and (v) neither the Company nor any of its subsidiaries has sustained a loss of, or damage to, its properties (whether or not insured) which would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole.

     (m) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and no labor disputes involving the employees of the


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Company exist which might be expected to materially adversely affect the conduct of the business, property or operations or the financial condition or earnings of the Company.

     (n) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company.

     (o) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and, except as disclosed in the Prospectus, owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or cause the Company to violate, any law, rule, regulation or order of any foreign governmental authority or of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations or net worth of the Company.

     (p) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

     (q) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units, Warrants and Shares to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

     (r) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

     (s) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, Warrants and Shares to facilitate the sale or resale of the Units, Warrants and Shares hereunder.


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     (t)  Except as set forth in the Prospectus, the Company has no subsidiaries.

     (u) The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

     (v) As of the effective date of the Registration Statement, the Common Stock has been duly registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock and the Warrants have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market") upon official notice of issuance.

     Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the Closing shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.   PURCHASE, DELIVERY AND SALE OF THE SHARES.

     (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to buy from the Company at $10.80 per Unit at the place and time hereinafter specified, 500,000 Units.

     Delivery of the Firm Units as well as the Representatives' Warrants against payment therefor shall take place at the offices of Kensington Securities, Inc., 4110 North Scottsdale Road, Suite 355, Scottsdale, Arizona 85251 (or at such other place as may be designated by agreement between you and the Company) at 9:00 a.m. local time on September ___, 1997 or at such later time and date as you may designate within ten business days of the effective date of the Registration Statement or the date which you receive the Prospectus in sufficient quantity to send confirmations of sale, such time and date of delivery for the Firm Units being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder. Payment shall be made to the order of the Company on the First Closing Date.

     (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to you to purchase all or any part of an aggregate of an additional 75,000 Units at the same price per Unit as you shall pay for the Firm Units being sold pursuant to the provision of subsection (a) of this Section 2. This option may be exercised within thirty
(30) days after the First Closing Date upon notice by you to the Company advising it as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four and not later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the


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"Option Closing Date."  Delivery of the Option Units against payment therefor shall take place at the offices of the Underwriters. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to your obligations hereunder. The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Units referred to in subsection (a) above.

     (c) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company shall sell to each of Kensington Securities, Inc. and Gunn Allen Financial, Inc., individually, and/or your respective designated officers, at the First Closing Date, as defined below, for $50 each, a Representatives' Warrant to purchase up to 25,000 Representatives' Warrants Units. The price, terms and provisions of the Representatives' Warrants Units and the respective rights and obligations of the Company and the holders of the Representatives' Warrants and/or Representatives' Warrants Units and the components thereof are set forth in the Representatives' Warrants between the Company and the Representatives.

     (d) The Company will make the certificates for the securities comprising the Units to be purchased by the Underwriters hereunder available to you for examination at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the relevant Closing Dates. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     Definitive engraved certificates in negotiable form for the Firm Units and the Option Units to be purchased by the Underwriters hereunder will be delivered by the Company to you for your account against payment of the purchase price by you by certified or bank cashier's checks in certified funds, payable to the order of the Company.

     In addition, in the event you exercise the option to purchase from the Company all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Option Units shall be made to or upon the order of the Company not later than ten (10) business days after the Option Closing Date by certified checks at the time and date of delivery of such Option Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Units by you for your account, registered in such names and in such denominations as you may request.

     It is understood that the Underwriters propose to offer the Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.


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3.   COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Underwriters that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (i) the completion by the Underwriters of the distribution of the Shares contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (ii) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

          (i) Promptly after you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and the Company will use its reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

          (ii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Units for such period as in the opinion of counsel of the Underwriters (whether general, special, patent or otherwise) the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and

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     which materially affects the Company or the Securities, or which, in the opinion of counsel for the Company or counsel for the Underwriters, should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.
     The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon your request and at your expense, amend or supplement the Registration Statement and Prospectus or file a new registration statement on Form SB-2, S-1 or S-3, if necessary, and furnish the Underwriters with reasonable quantities of prospectuses complying with
     Section 10(a)(3) of the Act.

          (iii) The Company will comply with the Act, the Rules and Regulations and the Exchange Act and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

     (b) The Company will use its best efforts and shall pay all costs and expenses to qualify or register ("Blue Sky") the Firm Units and Option Units for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and will make such applications and furnish such information to counsel for the Underwriters as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Firm Units and Option Units. Blue Sky applications shall be prepared by the Underwriters' counsel at the Company's expense. On the Effective Date of this Agreement as defined in Section 9 below, counsel for the Underwriters shall deliver to the Underwriters a Blue Sky Memorandum describing, among other things, all states wherein the Offering has been qualified or registered for sale, the number of Units registered in each such state and the period of effectiveness of such qualification or registration. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.

     (c) If the sale of the Units provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including your accountable expenses, as provided in Section (b).

     (d) The Company will use its best efforts to cause a Registration Statement under the Exchange Act to be declared effective concurrently with the completion of the offering of the Shares or promptly thereafter, but in no event later than three days after the date of the Prospectus.

     (e) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to the holders of its Common Stock, Units and Warrants an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five years from the date hereof, (i) within 90 days of the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request.

     (f) In addition to the information and reports set forth in Section 3(e) above, for a period of two years from the Effective Date, the Company, at its expense, shall furnish to you (i) unaudited quarterly financial statements on a timely basis, and (ii) monthly shareholder lists prepared by the Company's transfer agent.

     (g) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

     (h) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon order of the Underwriters, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to the Underwriters on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

     (i) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date, which shall satisfy the requirements of Section ll(a) of the Act.

     (j) The Company will apply the net proceeds from the sale of the Firm Units substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

     (k) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of Pezzola & Reinke, A Professional Corporation, counsel to the Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Shares and will use its reasonable efforts to cause the same to become effective as promptly as possible.

     (l) Except as stated below, each of the existing stockholders of the Company at the date hereof who is not an officer or director of the Company (the "Existing Stockholders"), will have executed agreements ("Lock Up Agreements") to the effect that for a period of 12 months from the date of the Prospectus, they will not sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned prior to the date hereof without your prior written consent, and will agree to permit all certificates evidencing their shares to be endorsed with the appropriate restrictive legends, and consent to the placement of appropriate stop transfer orders with the transfer agent for the Company. In addition, each officer and director of the Company shall execute a Lock Up Agreement, in the form previously delivered, to the effect that for a period of 24 months from the date of the Prospectus, they will not sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned prior to the date hereof without your prior written consent, and will agree to permit all certificates evidencing their shares to be endorsed with the appropriate restrictive legends, and consent to the placement of appropriate stop transfer orders with the transfer agent of the Company; provided, however that fifty percent (50%) of such shares held by officers and directors may be sold after one year from the date of the Prospectus if the Company reports at least $1,000,000 of after-tax net income for the year ending December 31, 1997. Excluded from the Lock-Up Agreements shall be those shares of Common Stock that certain officers are registering for sale as part of the Registration Statement. The Company further agrees that for a period of 12 months from the date hereof, it will not register any shares of Common Stock underlying any existing stock purchase warrants.

     (m) The Company shall immediately make all filings required to seek approval for the quotation of the Common Stock and the Warrants on the Nasdaq National Market and will use its reasonable efforts to effect and maintain the aforesaid approval for at least five years from the date of this Agreement.

     (n) The Company and its officers and directors and the Existing Stockholders represent that it or they have not taken, and agree that it or they will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units.

     (o) For a period of thirty-six months from the Closing, the Company shall, at your option, appoint a non-voting advisor to the Company's Board of Directors, designated by you and such advisor shall receive notice of and be entitled to attend all meetings of the Board of Directors. The Company agrees it shall fully indemnify, defend and hold harmless such advisor to the fullest extent permitted by law with respect to all acts and omissions as an advisor to the Company's Board of Directors.

     (p) The Company will reserve and keep available that maximum number of its authorized but unissued Shares which are issuable upon exercise of the Warrants and the Representatives' Warrants (as defined in Section 11).

     (q) For a period of thirty-six (36) months from the Effective Date, you shall have the right to provide a competitive 401k program to management and all employees of the Company.

     (r) The Company shall select Common Stock and Warrant certificates and utilize a stock transfer agent satisfactory to you.

     (s) So long as any Warrants are outstanding, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Underwriters and each dealer as many copies of each such Prospectus as the Underwriters or dealer may reasonably request.

4.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the Underwriters to purchase and pay for the Units which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

     (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 4:00 p.m., Eastern time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Pezzola & Reinke, counsel to the Underwriters; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

     (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Gary A. Agron, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify would not result in a material adverse effect on the Company;

          (ii) to the best knowledge of such counsel, (a) the Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (b) such obtained licenses, permits and other governmental authorizations are in full force and effect, and (c) the Company is in all material respects complying therewith;

          (iii) the authorized capitalization of the Company as of the date of the Prospectus was as set forth under "Description of Securities" in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder, and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, and there are no restrictions upon the voting or transfer of, any of the Common Stock; the Units, Common Stock, Warrants and the Representatives' Warrants conform to the respective descriptions thereof contained in the Prospectus; the Units and each Unit component to be issued as contemplated in the Registration Statement have been duly authorized and, when paid, will be non-assessable and free of preemptive rights, and no personal liability will attach to the ownership thereof; all prior sales of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; a sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Warrants and the Representatives' Warrants; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of the Units;

          (iv) each of this Agreement, the Representatives' Warrants, the Warrant Agreement and the Warrants has been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Underwriters and of such other agreements by the other parties thereto, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company (except as to bankruptcy and related matters described in paragraph 1(f), above); provided that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement;

          (v) the Warrant Shares (including those issuable upon exercise of the Representatives' Warrants) and Representatives' Warrants Units have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement and the Representatives' Warrants, respectively, will be duly and validly issued, fully paid and nonassessable.

          (vi) the certificate evidencing the Unit components and the Representatives' Warrants are in valid and proper legal form; the Warrants and the Representatives' Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrant Agreement and the Representatives' Warrants, respectively; and at the respective prices therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Warrants and the Representatives' Warrants have been duly authorized and reserved for issuance upon such exercise or conversion, and such shares, when issued upon such exercise in accordance with the terms of the Warrants and the Representatives' Warrants and at the price paid, or upon such conversion, shall be fully paid and non-assessable;

          (vii) such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially and adversely affect the business, property, financial condition or operations of the Company or which question the validity of the Units or the components thereof, this Agreement, the Warrant Agreement or the Representatives' Warrants or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement or the Representatives' Warrants; no such proceedings are known to such counsel to be contemplated against the Company; and there are no governmental proceedings or regulations known to such counsel required to be described or referred to in the Registration Statement which are not so described or referred to;

          (viii) to the best knowledge of such counsel, the Company is not in violation of or default under this Agreement, the Warrant Agreement or the Representatives' Warrants, and the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate or articles of incorporation or by-laws of the Company, or in the performance or observation of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or in a violation of any material order, rule, regulation, writ, injunction or decree or any government, governmental instrumentality or court, domestic or foreign;

          (ix) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

          (x) such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

          (xi) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents filed as exhibits to the Registration Statement are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents filed as exhibits to the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

          (xii) no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Units or Unit components by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants, Representatives' Warrants or the securities underlying the Warrants and the Representatives' Warrants, other than registration or qualification of the Units and Representatives' Warrants under applicable state or foreign securities or blue sky laws and registration under the Act;

          (xiii) the statements in the Registration Statement under the captions "Business," "Use of Proceeds,"Management" and "Description of Securities" have been reviewed by such counsel and, insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects; and

          Such opinion shall also cover such matters including to the transactions contemplated hereby as you or counsel for the Underwriters shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or the corporate law of the State of California upon opinions of counsel satisfactory to you, which may also be addressed to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

     (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Pezzola & Reinke, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Units, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

     (d) At both the time of the execution of this Agreement by the Company and at the Closing Date, you shall have received letters in form and substance satisfactory to you, from A.J. Robbins, P.C. (collectively the "Auditors"), dated respectively as of the date of this Agreement and as of the Closing Date, to the effect that they are independent certified public accountants with respect to the Company within the meaning of the Act and published Rules and Regulations, and that the Registration Statement is correct insofar as it relates to them and stating in effect that:

          (i) In their opinion the audited financial statements and notes of the Company in the Registration Statement and the Prospectus examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulation with respect to registration statements on Form SB-2.

          (ii) On the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the financial information and other data included in the Registration Statement and the Prospectus in response to Item 310 of Regulation S-B; that on the basis of inquiries of officials of the Company who have responsibility for financial accounting matters, especially as to whether there was any adverse change in revenues, net income, or any change in the capital stock of the Company or any change in the long-term debt or any increase in bank borrowings or any decreases in total assets, net current assets or shareholders' equity of the Company; reviewing minutes of all meetings of shareholders and boards of directors (and various committees thereof) of the Company since inception and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that caused them to believe that:

          (A) the audited financial statements for the years ended December 31, 1995 and December 31, 1996, as to the Company, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations with respect to registration statements on Form SB-2; or said financial statements are fairly presented in conformity with generally accepted accounting principles; or the amounts included in the Registration Statement and the Prospectus in response to Item 310 of Regulation S-B are not consistent with the corresponding amounts in the audited or unaudited financial statements from which such amounts were derived; or

          (B) during the period from December 31, 1996 to a specified date not more than five (5) days prior to the date of such letter, there has been any change in the Common Stock or long-term debt of the Company or any increase in bank borrowings of the Company or any decrease in the shareholders' equity or working capital of the Company or change in any other item appearing on the Company's financial statements as to which the Underwriters may request advice, in each case as compared with amounts shown in the financial statements included in the Prospectus, except in each case for increases or deficiencies which the Prospectus discloses have occurred or may occur, or as specified in such letter, in which case the letter shall be accompanied by an explanation by the Company of the significance thereof.

          (iii) On the basis of certain procedure agreed to by the Underwriters and the Auditors and described in their letter or letters, certain numerical data and information included in the Registration Statement and Prospectus and referred to in their letter were in agreement with specifically designated records of the Company which were not included in the Registration Statement and Prospectus but from which information in the Registration Statement or the Prospectus was derived.

     (e) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the Chairman of the Board and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

     (f) Upon exercise of the option provided for in Section 2(b) hereof, your obligations to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

          (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Pezzola & Reinke, counsel to the Underwriters.

          (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Gary A. Agron, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to Pezzola & Reinke, counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.


          (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the Chairman of the Board and the principal financial or accounting officer of the Company dated the Option Closing Date, in form and substance satisfactory to Pezzola & Reinke, counsel to the Underwriters, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

          (iv) At the Option Closing Date, there shall have been delivered to you letters in form and substance satisfactory to you from the Auditors, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) business days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

          (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Units shall be satisfactory in form and substance to you, and you and Pezzola & Reinke, counsel to the Underwriters, shall have been furnished with all such documents, certificates and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained therein.

     (g) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be cancelled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company, except as otherwise provided herein.

5.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

     The obligation of the Company to sell and deliver the Units is subject to the following conditions:

     (a) The Registration Statement shall have become effective not later than 4:00 P.M. Eastern time, on the date of this Agreement, or on such later date or time as the Company and you may agree in writing.

     (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

     If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

6.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), joint or several, to which such Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in
(i) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, or (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Units or other securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the

Registration Statement, any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriters agree to indemnify and hold harmless the Company and each person, if any, who controls the Company, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters, specifically for use in preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Underwriters or a person who controls the Underwriters within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriters or such controlling person and the indemnifying party, and in the reasonable judgment of the Underwriters, it is advisable for the Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriters or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

7.   CONTRIBUTION.

     In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriters makes claims for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or
(ii) contribution under the Act may be required on the part of the Underwriters, then the Company and each person who controls the Company, in the aggregate, and the Underwriters shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the public offering price per Unit appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree (a) that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by PRO RATA or PER CAPITA allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and (b) that the contribution of the Underwriters shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriters and each person who controls the Underwriters shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

8.   COSTS AND EXPENSES.

     (a) Whether or not this Agreement becomes effective or the sale of the Firm Units or Option Units to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to the Underwriters, in connection with the qualification of the Units and Unit components under the State Securities or Blue Sky Laws which we shall mutually designate; the cost of printing and furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Selling Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the components comprising the Units, expenses of Company due diligence meetings and presentations. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

     (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to Kensington Securities, Inc. the balance of a non-accountable expense allowance of

$180,000, of which $___________ has been paid. In the event the over-allotment option is exercised in full, the Company shall pay to Kensington Securities, Inc. at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the over-allotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Underwriters will retain that portion of the $_____________ non-accountable expense allowance deposit received from the Company as is equal to its actual accountable expenses and will reimburse the Company for the remainder, if any.

     (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriters or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriters, and the Underwriters agree to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

9.   EFFECTIVE DATE.

     The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 A.M., Eastern time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

10.  TERMINATION.

     (a) This Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 15, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Units agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof,

(iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any adverse change having occurred in the sole opinion of the Underwriters in the financial or securities markets since the date of this Agreement, or (viii) any adverse change having occurred in the sole opinion of the Underwriters with respect to the earnings, business prospects or general condition of the Company, financial or otherwise, other than normal fluctuations in sales, whether or not arising in the ordinary course of business.

     (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

11.  REPRESENTATIVES' WARRANTS.

     On the First Closing Date, the Company will issue to each of Kensington Securities, Inc. and Gunn Allen Financial, Inc., for a consideration of $50 each and upon the terms and conditions set forth in the form of the Representatives' Warrants annexed as an exhibit to the Registration Statement, a Representatives' Warrant to purchase up to 25,000 Units, at an exercise price of $14.40 per Unit. In the event of conflict in the terms of this Agreement and the Representatives' Warrants, the language of the Representatives' Warrants shall control.

12.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, and the Underwriters, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Units and the termination of this Agreement.

13.  NOTICES.

     All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, certified mail, return receipt requested, delivered or telegraphed and confirmed at 4110 North Scottsdale Road, Suite 355, Scottsdale, AZ, 85251, or if sent to the Company, will be mailed, certified mail, return receipt requested, delivered, or telegraphed and confirmed to it at 8825 West Olympic Boulevard, Beverly Hills, California, 90211.

14.  PARTIES IN INTEREST.

     The Agreement herein set forth is made solely for the benefit of the Underwriters and the Company and any person controlling the Company, or the Underwriters, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Units.

15.  APPLICABLE LAW.

     This Agreement will be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be entirely performed within California.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                       Yours very truly,

                                       RETROSPETTIVA, INC.



                                       By:
                                           ----------------------------------
                                           Borivoje Vukadinovic,
                                           Chief Executive Officer

Dated:                  , 1997
      ------------------

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. The undersigned hereby are acting on behalf of themselves and as representatives of the several Underwriters named in
Schedule I to this Agreement.

                                       KENSINGTON SECURITIES, INC.
                                       GUNN ALLEN FINANCIAL, INC.

                                       By:  Kensington Securities, Inc.


                                       By:
                                           ----------------------------------
                                           Howard Davis, President

                                 SCHEDULE I


Name of Underwriter                       Number of Units to be Purchased
-------------------                       -------------------------------





Total